EXHIBIT 23.1

             [Letterhead of Singer Lewak Greenbaum & Goldstein LLP]

                         Consent of Independent Auditors

We consent to the use in this Registration Statement of BHC, Inc. on Form SB-2 (No. 33-104213) of our report, dated February 6, 2003, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/Singer  Lewak  Greenbaum  &  Goldstein  LLP

Los  Angeles,  California
September  5,  2003


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